UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2025

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 8, 2025, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”) increased the size of the Board from eight to ten directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed (i) Roger Dansey, M.D., to the Board as a Class III director, for a term expiring at the Company’s 2028 annual general meeting, and (ii) Hervé Hoppenot to the Board as a Class I director, for a term expiring at the Company’s 2026 annual general meeting. Dr. Dansey will serve as a member of the Scientific Committee and the Nominating and Corporate Governance Committee of the Board, and Mr. Hoppenot will serve as a member of the Audit Committee and the Compensation Committee of the Board.

The Board has determined that each of Dr. Dansey and Mr. Hoppenot is an “independent” director pursuant to the rules of the Nasdaq Stock Market LLC and other governing laws and applicable regulations, and that Mr. Hoppenot satisfies the additional independence requirements applicable to members of the Audit Committee and the Compensation Committee of the Board.

There are no arrangements or understandings between either Dr. Dansey or Mr. Hoppenot and any other person pursuant to which Dr. Dansey or Mr. Hoppenot, respectively, were appointed as a director. Neither Dr. Dansey nor Mr. Hoppenot has any family relationship with any of the Company’s directors or executive officers, and neither Dr. Dansey nor Mr. Hoppenot has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors of the Company, Dr. Dansey and Mr. Hoppenot will participate in the Company’s Non-Employee Director Compensation Policy, a description of which is included in the Company’s Proxy Statement on Form DEF 14A filed on April 23, 2025 and is incorporated herein by reference, as such policy may be amended from time to time (the “Policy”).

In connection with their appointments to the Board, each of Dr. Dansey and Mr. Hoppenot will enter into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2019.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release issued September 8, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	BICYCLE THERAPEUTICS PLC

	By:	/s/ Alethia Young
Name: Alethia Young
Title: Chief Financial Officer